UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2008

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On July 17, 2008, Digimarc Corporation (“Digimarc”) entered into Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger (the “Amendment”) with L-1 Identity Solutions, Inc., a Delaware corporation (“L-1”), and Dolomite Acquisition Co., a Delaware corporation and wholly owned subsidiary of L-1 (“Purchaser”).  The Amendment amended the Amended and Restated Agreement and Plan of Merger, dated as of June 29, 2008, among the parties (the “Merger Agreement”).  As previously announced, pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, on July 3, 2008, L-1 and Purchaser commenced a cash tender offer for all of the issued and outstanding common stock of Digimarc (the “Offer”) at a price per share (the “Offer Price”) of $11.90, subject to adjustment as set forth in the offer to purchase for the Offer.  Pursuant to the terms of the Amendment, the parties agreed to adjust the Offer Price to $12.25.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 2.1 hereto.

Important Additional Information

The disclosure contained herein is neither an offer to purchase nor a solicitation of an offer to sell securities.  The Offer is being made pursuant to a tender offer statement and related materials.  Digimarc stockholders are advised to read the tender offer statement and related materials, which have been filed by L-1 with the Securities and Exchange Commission (the “SEC”).  The tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) filed by L-1 with the SEC and the solicitation/recommendation statement filed by Digimarc with the SEC contain important information which should be read carefully before any decision is made with respect to the Offer.  The tender offer statement and the solicitation/recommendation statement have been mailed to all Digimarc stockholders of record.

The tender offer statement and related materials may be obtained at no charge by directing a request by mail to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, or by calling (212) 750-5833, and may also be obtained at no charge at www.l1id.com and www.digimarc.com and the website maintained by the SEC at http://www.sec.gov.

Item 8.01        Other Events.

On July 17, 2008, Digimarc issued a press release announcing that the parties agreed to adjust the Offer Price to $12.25 pursuant to the Amendment.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger, dated July 17, 2008, by and among L-1 Identity Solutions, Inc., Dolomite Acquisition Co., and Digimarc Corporation.

99.1	Press Release issued by Digimarc Corporation, dated July 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 17, 2008

		By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger, dated July 17, 2008, by and among L-1 Identity Solutions, Inc., Dolomite Acquisition Co., and Digimarc Corporation.

99.1	Press Release issued by Digimarc Corporation, dated July 17, 2008.